                                                                   Exhibit 10.50

                SETTLEMENT, WAIVER AND GENERAL RELEASE AGREEMENT

     This Settlement, Waiver and General Release Agreement ("Settlement Agreement") is entered into this 29th day of December, 2000, by and among Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the "Special Situations Funds") and ATG Inc., a California corporation ("ATG"). All capitalized terms used in this Settlement Agreement that are not otherwise defined shall have the meanings given to them in the Purchase Agreement.

                                    RECITALS

     A. Pursuant to Common Stock Purchase Agreements dated June 30, 2000 (the "Purchase Agreements"), the Special Situations Funds acquired an aggregate of 2,000,000 shares of ATG common stock (the "Shares") for an aggregate purchase price of $4,000,000.

     B. The Special Situations Funds and ATG wish to settle their disagreements about rights and remedies that the Special Situations Funds assert they have under the Purchase Agreements, including but not limited to the following:

          1. The Special Situations Funds have asserted, and ATG disagrees, that the Special Situations Funds have certain rights and remedies against ATG under the Purchase Agreements, over and above their right to receive Additional Shares as provided in Section 3(a) of the Purchase Agreements, because ATG filed a Registration Statement with the Securities and Exchange Commission ("SEC") more than 45 days after the Initial Closing Date and because the Registration Statement was not declared effective by the SEC within 120 days after the Initial Closing Date and has not yet been declared effective.

          2. The Special Situations Funds have also asserted, and ATG disagrees, that the Special Situations Funds would have the rights specified under Section 2(b) of the Purchase Agreement more than ninety days after the Final Closing Date.

     C. Solely in the spirit of compromise and without admitting the contentions of any of the parties against the other, and in order to avoid the expenses and burdens of litigation, the parties desire to enter into this Settlement Agreement in order to settle in full all claims, demands, and causes of action which they have or may claim to have against each other in connection with the Purchase Agreements.

     NOW, THEREFORE, the parties, in consideration of the mutual promises contained in this Settlement Agreement, agree as follows:

                                   AGREEMENT

     1. ATG hereby grants a one-time right to the Special Situations Funds to have the price for their Shares reset (the "Reset Right") subject to the following terms and conditions:

          a. In the event the average closing price for ATG's common stock (the "Common Stock") for the thirty (30) trading days prior to November 1, 2001 (the "Reset Price") is below $2.00 per share, the Special Situations Funds may exercise their Reset Right on all or any part of their original investment in the Shares (the "Reset Shares") by giving written notice to ATG (the "Exercise Notice") not later than 5:00 P.M. Pacific Time on November 15, 2001. Such written notice shall be deemed effective upon actual delivery to ATG by a nationally recognized courier service.

          b. Upon exercising the Reset Right, the Special Situations Funds shall be entitled to receive from ATG that number of additional, newly issued shares of Common Stock (the "New Shares") which is sufficient for the average purchase price of the New Shares and Reset Shares, combined, to equal the Reset Price; provided, however, that in no event will the Reset Price be lower than the average closing price of the Common Stock for the fifteen (15) trading days prior to December 27, 2000, and provided, further, that ATG shall not be required to issue the New Shares to the Special Situations Funds if, within ten
(10) business days after receiving the Exercise Notice, ATG repurchases all of the Reset Shares for $2.00 per share by tendering payment to the Special Situations Funds, by check or wire transfer, in immediately available funds against delivery of the certificates representing the Reset Shares.

          c. The parties acknowledge that ATG is subject to rules of the National Association of Securities Dealers, Inc. ("NASD") requiring ATG to obtain shareholder approval prior to issuing shares of Common Stock in an amount that is greater than 20% of ATG's outstanding shares of Common Stock. The parties hereby agree that if, in the opinion of ATG's counsel, the NASD rules require that ATG obtain shareholder approval before issuing the New Shares, then the obligation to issue the New Shares will be conditioned upon such shareholder approval. ATG agrees to use its best efforts to obtain such shareholder approval, if required, not later than June 30, 2001 and to negotiate with the Special Situations Funds a reasonable alternative to the issuance of the New Shares if such shareholder approval is not obtained.

     2. Waiver. In consideration of the Reset Right, each of the Special Situations Funds hereby waives all rights under the Purchase Agreements that relate in any way to ATG's failure to file the Registration Statement and have it declared effective in a timely manner, including but not limited to all rights to receive Additional Shares pursuant to Section 3(a) of the Purchase Agreements and all rights to rescission and indemnification under Section 3(i) of the Purchase Agreements. Each of the Special Situations Funds also waives all rights under Section 2(b) of the Purchase Agreements.

     3. General Release. In further consideration of the Reset Right, each of the Special Situations Funds, on behalf of their respective predecessors, successors, assignors and assignees, past and present, hereby fully releases and discharges ATG, its directors, officers, agents, representatives, attorneys and employees, past and present, and its predecessors, successors, assignors and assignees from all claims, actions and causes of action, of any kind or nature whatsoever, in law, equity, or otherwise, whether fixed or contingent, whether now known or unknown, whether suspected or unsuspected, which now exist, which existed before the date of this Settlement Agreement, or which may exist after the date of this Settlement Agreement, relating in any way to the provisions of the Purchase Agreements which are referenced in Section 2 above.

     4. ATG agrees to continue to work toward getting the Registration Statement effective. If the Registration Statement is not effective by March 31, 2001, the rights of the Special Situations Funds to receive Additional Shares as provided in Section 3(a) of the Purchase Agreements (which are waived in Section 2 of this Settlement Agreement) will automatically be reinstated.

     5. The Special Situations Funds hereby represent and warrant that, except as provided in this Settlement Agreement, they have not sold, transferred or assigned any rights or remedies under the Purchase Agreements.

     6. With respect to this Settlement Agreement, the Special Situations Funds waive and relinquish, to the fullest extent that the law permits, the provisions, rights, and benefits of California Civil Code (S) 1542 and other statutes or common law principles of similar effect. The Special Situations Funds acknowledge that they are familiar with, and/or have been advised by their respective legal counsel of, the provisions of California Civil Code (S) 1542, which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     7. The release set forth above does not release any claims for any breach of this Settlement Agreement or any claims with respect to the Purchase Agreements that do not specifically pertain to the subjects of this Settlement Agreement.

     8. Each party acknowledges and agrees that it gave careful thought to this Settlement Agreement, had the opportunity to review this Settlement Agreement independently with legal counsel of its choice, and/or had the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions in this Settlement Agreement. In the event of an ambiguity in, or dispute regarding the interpretation of, this Settlement Agreement, the parties agree that no one will resolve any ambiguity in, or dispute regarding interpretation of, this Settlement Agreement by any rule providing for interpretation against the party who causes the uncertainty to exist or against the draftsman.

     9. The parties agree that this Settlement Agreement sets forth the entire agreement between the parties relating to the subject matter of this Settlement Agreement. The parties agree that this Settlement Agreement supersedes any and all prior or contemporaneous agreements or understandings between them.

     10. The parties may not waive any provision of this Settlement Agreement except by a written agreement which all of the parties have signed; a waiver of any provision of this Settlement Agreement will not constitute a waiver of any other provision. The parties may modify or amend this Settlement Agreement only by a written agreement that all the parties have signed.

     11. The parties may execute this Settlement Agreement in one or more counterparts, each of which constitutes an original, and all of which constitute one and the same Settlement Agreement.


     IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement as of the above date.

"ATG"                                  "SPECIAL SITUATIONS FUNDS"
ATG INC., A CALIFORNIA CORPORATION     SPECIAL SITUATIONS FUND III, L.P.


_____________________________________  ____________________________________
By: _________________________________  By: ________________________________
Its: ________________________________  Its: _______________________________



                                       SPECIAL SITUATIONS CAYMAN
                                       FUND, L.P.


                                       ____________________________________
                                       By: ________________________________
                                       Its: _______________________________



                                       SPECIAL SITUATIONS PRIVATE
                                       EQUITY FUND, L.P.


                                       By: ________________________________
                                       Its: _______________________________